Leonard E. Neilson
                                 Attorney at Law
                            8160 South Highland Drive
                                    Suite 209
                                Sandy, Utah 84093
Phone:  (801) 733-0800                                      Fax:  (801) 733-0808

                                                   July 31, 2001


Securities and Exchange Commission
Attention:  Document Control
Filing Desk
450 Fifth Street, N.W.
Washington, DC 20549
Via EdgarLink

         Re:  Videolocity International, Inc.
              Registration Statement on Form S-8
              Videolocity, Inc. Amended and Restated 2000 Stock Incentive Plan S.E.C. File No. 33-2310-D
              CIK: 0000786771

Commissioners:

         On behalf of Videolocity International, Inc. (the "Registrant") in connection with its Registration Statement on Form S-8 (the "Registration Statement"), and pursuant to the requirements of the Securities Act of 1933, as amended (the "1933 Act"), and the applicable rules and regulations thereunder, please find herewith the following regarding the Registration Statement:

         1. One copy of the Registration Statement including exhibits filed pursuant to the provisions of Regulation S-T.

         2. The applicable filing fees has been deposited into the Company's S.E.C. account.

         The Registration Statement covers the proposed offering of 10,000,000 shares of the Registrant's common stock to be issued pursuant to its subsidiary's Videolocity, Inc. Amended and Restated 2000 Stock Incentive Plan. The Registrant would like the Registration Statement declared effective upon receipt by the Commission Staff.

         Please  direct  your   comments  or  questions   with  respect  to  the
Registration Statement and the enclosed materials to the undersigned by telephone at (801) 733-0800, or by FAX at (801) 733-0808

                                                Yours truly,


                                                By: /s/ Leonard E. Neilson
                                                --------------------------
                                                        Leonard E. Neilson


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